                                                 CONFIDENTIAL

                      SETTLEMENT AGREEMENT


          This SETTLEMENT AGREEMENT is made and entered into this

22nd day of July, 1994, by and between LAWRENCE WILKOV

("Wilkov"), AVATAR HOLDINGS INC., a Delaware Corporation

("Avatar"), ODYSSEY PARTNERS, L.P., a Delaware limited

partnership ("Odyssey"), and EDWIN JACOBSON ("Jacobson").

          WHEREAS, WILKOV as plaintiff commenced an action in the Circuit Court of the Eleventh Judicial Circuit in and for Dade County, Florida against AVATAR, ODYSSEY and JACOBSON ("Defendants"), entitled Lawrence Wilkov v. Avatar Holdings, Inc.; Odyssey Partners, L.P.; and Edwin Jacobson, Case No. 943779 (the "Action");

          WHEREAS, DEFENDANTS denied liability under the complaint and raised affirmative defenses and counterclaims; and

          WHEREAS, the undersigned parties for themselves and their respective heirs, successors, legal representatives, subsidiaries, affiliates, agents and permitted assigns (the "Parties"), have resolved amicably to settle all of the claims that have been or might have been stated in the Action;

          NOW, THEREFORE, the Parties agree as follows:
          1. Compromise and Settlement. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby compromise and settle their

                             18/38
differences and dismiss and discontinue this Action, including all claims and counterclaims, with prejudice in accordance with the terms of this Settlement Agreement. The PARTIES hereto understand and agree that this Settlement Agreement is a compromise of disputed claims and counterclaims, and neither the Settlement Agreement nor any of the terms of the Settlement Agreement shall be construed as an admission of liability on the part of any of the PARTIES hereby released, and that said PARTIES deny liability, and intend merely to avoid litigation and buy their peace.

          2.   Consideration.

          2.1 In consideration for this Settlement Agreement, AVATAR agrees to pay WILKOV One Million and 00/100 Dollars ($1,000,000.00), less any required withholding taxes, through check subject to collection simultaneously with the execution of this Agreement. WILKOV and DEFENDANTS shall bear their own fees and costs with respect to the Action.

          2.2 WILKOV shall be responsible for payment of his own taxes with respect to this Settlement Agreement. AVATAR shall be entitled to withhold any required withholding taxes from any amounts payable under this Settlement Agreement.

          3.   Mutual Releases.

          3.1  Effective on the date this Settlement Agreement is
executed, DEFENDANTS release, acquit and forever discharge
WILKOV, his heirs, legal representatives and attorneys from any and all claims and causes of action of any nature whatsoever, whether known or unknown, relating to WILKOV's prior
                               2

                              19/38
relationships with AVATAR; provided, however, that this Paragraph
3.1 shall not release any claims or causes of action arising under this Settlement Agreement, or any claims or causes of action for fraud or willful misconduct arising out of WILKOV's employment by AVATAR outside of the subject matter of the counterclaims asserted in the Action.

          3.2 Effective on the date this Settlement Agreement is executed, WILKOV, on behalf of himself and his heirs and legal representatives, hereby releases, acquits and forever discharges DEFENDANTS and their respective directors, general partners, limited partners, officers, employees, affiliates, subsidiaries, agents, stockholders, and attorneys from any and all claims and causes of action of any nature whatsoever, whether known or unknown; provided, however, that this Paragraph 3.2 shall not release any claims or causes of action arising under this Settlement Agreement.

          4. Indemnification. AVATAR shall provide WILKOV with indemnification relating to his past services to AVATAR and its subsidiaries as an officer and director as allowed pursuant to the General Corporation Law of Delaware, to the extent provided in Article Sixth of AVATAR's Certificate of Incorporation, as amended, and under AVATAR's Director and Officer Liability Policy. In this connection, AVATAR intends, in accordance with the regular practices of its Board of Directors, to pay in advance the costs, expenses and attorney fees of a defense of WILKOV arising from any third party action (including any action for fraud or willful misconduct) against WILKOV in his capacity as a former officer or a former director of AVATAR and any of its
                               3

                              20/38
subsidiaries, subject to Wilkov's entering into and fully performing his obligations under a refunding agreement in the form attached as Exhibit A to this Settlement Agreement.

          5. Confidentiality. This Settlement Agreement is deemed confidential. Disclosure of this Settlement Agreement shall be limited to counsel for the PARTIES, including their associates, clerks, and secretarial and stenographic personnel, and the PARTIES and their directors, officers, partners and those of their salaried employees that are required to know of this Settlement Agreement to perform their own duties. This Settlement Agreement may be disclosed to the extent required by applicable tax, corporate or securities laws or regulations, as determined in the reasonable judgment of counsel, or as otherwise required by judicial order. In the event that a Party is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any of the terms of this Settlement Agreement, such Party will provide all other PARTIES with prompt written notice so that they may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, or that the PARTIES waive compliance with the confidentiality provisions of this Agreement, the disclosing Party will furnish only that portion of the Settlement Agreement or take only such action that is legally required and will exercise best efforts to obtain reliable assurance that confidential treatment will be accorded any information so furnished.

                               21/38

          6. Stipulations of Dismissal With Prejudice. The PARTIES shall cause their attorneys to execute and file with the court a Stipulated Order of Dismissal of the Action with Prejudice. The Stipulated Order of Dismissal of the Action with Prejudice shall be in the form as attached hereto as Exhibit B.

          7.   Continuing Obligations.

          7.1 The PARTIES hereby agree that any and all obligations contained in any employment agreements between AVATAR and WILKOV are terminated except for certain confidentiality obligations set forth in Paragraph 9 of the Employment Agreement dated "As of June 15th, 1992" between AVATAR and WILKOV (the "Wilkov Employment Agreement") as specifically set forth in Paragraphs 7.2 and 7.3, herein.

          7.2 Through and until December 31, 1997, WILKOV shall not directly or indirectly through any other person, firm or corporation:
               (a)  Solicit or raid any person, firm or
                    corporation that presently is or at any time
                    during the term of WILKOV's employment was a
                    customer of AVATAR or any of its subsidiary
                    companies to cease being a customer of
                    AVATAR or any of its subsidiary companies or
                    to become a customer of any competing
                    person, firm or corporation, nor approach
                    any such person, firm or corporation for
                    such purpose or authorize or knowingly
                    approve the taking of such actions by any
                    other person, except that WILKOV may solicit
                               5

                              22/38
                    business from customers that he introduced to AVATAR so long as such solicitation does not cause such customers to cease their existing business relationship with AVATAR; or

               (b) Solicit or raid any person that presently is an employee of AVATAR or any of its subsidiary companies to become employed by any person, firm or corporation, nor approach any such employee for such purpose or authorize or knowingly approve the taking of such action by any other person.

          7.3 Recognizing that the knowledge, information and relationships with AVATAR's customers, suppliers, and agents, and the knowledge of AVATAR's business methods, systems, plans and policies which WILKOV has established, received or obtained as an employee, officer or director of AVATAR are valuable and unique assets of the respective businesses of AVATAR, WILKOV agrees not to disclose to any third party, or use for the benefit of himself or any third party, any confidential information, proprietary information, or trade secrets relating to the business of AVATAR which he obtained as an employee, officer or director of AVATAR. The provisions of this Paragraph shall not apply to information that is or shall become generally known to the public or the trade (except by reason of a breach of obligations hereunder), information that is or shall become available in trade or other
                               6

                              23/38
publications, information known to WILKOV prior to entering the employ of AVATAR, and information that WILKOV is required to disclose by order of a court of competent jurisdiction (provided that prior to disclosure of any such information WILKOV shall provide AVATAR with reasonable notice and a reasonable opportunity to seek a protective order to prevent such disclosure). The provisions of this Paragraph shall remain in full force and effect through and until December 31, 1997.

          7.4 WILKOV shall, within three (3) business days of the execution of this Agreement, return to AVATAR all documents, computer data and software, and any other tangible items within his possession, custody or control constituting, containing or relating to non-public information pertaining to any aspect of the business of AVATAR.

          7.5 WILKOV expressly agrees that upon a breach or violation of any of the covenants contained in Paragraphs 7.1, 7.2, 7.3 or 7.4 of this Settlement Agreement, AVATAR shall be entitled, as a matter of right and in addition to any other remedies which may be available to it, to injunctive relief in any court of competent jurisdiction.

          8.   Cooperation.

          8.1 WILKOV shall assist AVATAR in good faith, when reasonably requested by AVATAR, for a reasonable period of time and without unreasonable interference to WILKOV's employment, in connection with AVATAR's investigation, prosecution and/or
                               7

                              24/38
defense of any pending or threatened litigation or dispute arising out of or relating to any activity, event or situation that occurred or arose during his employ with AVATAR (which assistance may include his participation in depositions and/or his appearance in court if requested by AVATAR).

          8.2 AVATAR shall have no obligation to provide WILKOV with any additional compensation for any services WILKOV may provide to AVATAR pursuant to Paragraph 8.1; however, AVATAR shall reimburse WILKOV for reasonable out-of-pocket expenses incurred in providing such services upon timely submission to AVATAR of invoices for such out-of-pocket expenses.

          8.3  Neither WILKOV nor his heirs, legal
representatives or attorneys shall take any action, directly or indirectly, or make any written or oral statements, directly or indirectly, which:

               (a)  disparages or demeans, or is likely to
                    disparage or demean, DEFENDANTS or any of their products or services, or in any way adversely affects DEFENDANTS' businesses, directors, officers, partners, employees, affiliates, subsidiaries, agents, successors or stockholders;

                (b) aids, abets, or in any way assists, or is
                    likely to aid, abet or in any way assist,
                    any third person not a party to this
                    Agreement in the bringing of any action or
                    the prosecution of any claim or demand of
                    whatever kind or nature against DEFENDANTS,
                               8

                              25/38
                    or their directors, officers, partners,
                    employees, affiliates, subsidiaries, agents or stockholders; or

               (c) injures, or is likely to injure, DEFENDANTS' businesses or impugns or is likely to impugn, the integrity of the goodwill or reputation of DEFENDANTS or their directors, officers, partners, employees, affiliates, subsidiaries, agents or stockholders.

          8.4 AVATAR shall not knowingly and willfully take any action, directly or indirectly, or make any written or oral statements, directly or indirectly, which:

               (a)  disparages or demeans, or is likely to
                    disparage or demean, WILKOV's personal or business reputation; or

               (b) aids, abets, or in any way assists, or is likely to aid, abet or in any way assist, any third person not a party to this Agreement in the bringing of any action or the prosecution of any claim or demand of whatever kind or nature, except as is expressly excluded by the release set forth in Section 3.1 of this Settlement Agreement, against WILKOV.

          9.   Representations and Warranties.  DEFENDANTS
represent and warrant that this Settlement Agreement has been duly authorized, executed, and delivered, and constitutes a valid and binding obligation.  WILKOV represents and warrants that he
                               9

                               26/38
understands the terms of the Settlement Agreement, has been represented by counsel in connection with negotiating and entering into this Agreement, and that this Settlement Agreement constitutes a valid and binding obligation.

          10. Assignability; Binding Effect. No party hereto shall be permitted to assign rights hereunder without the prior written consent of all other parties, and any such assignment shall be void and of no force or effect. This Settlement Agreement shall be binding on the PARTIES and shall inure to the benefit of their respective directors, general partners, limited partners, officers, employees, affiliates, subsidiaries, agents, stockholders, heirs and legal representatives.

          11. Headings. The paragraph headings contained herein are included solely for convenience of reference and shall not control or affect the meaning or interpretation of any of the provisions of this Settlement Agreement.

          12. Entire Agreement; Amendments. This Settlement Agreement including the exhibits hereto constitutes the entire agreement between the PARTIES with respect to the subject matter hereof, and supersedes all prior agreements between the PARTIES with respect thereto, including, but not limited to, any Employment Agreement(s) between WILKOV and AVATAR, whether oral, written, or implied. This Settlement Agreement shall not be amended except by written instrument executed by all of the PARTIES.

                              27/38

          13. Counterparts. This Settlement Agreement may be executed in any number of counterparts, each of which so executed shall be deemed an original; such counterparts shall, together, constitute a single agreement.

          14. Use of Agreement. If this Settlement Agreement is not fully executed, the PARTIES agree that it shall be null and void, and this Agreement or any paragraph herein (including the recitals), except this Paragraph 14, may not be referred to or entered into evidence in any court, judicial or arbitration proceeding. If this Settlement Agreement is executed, the PARTIES agree that it shall remain confidential pursuant to the provisions of Paragraph 5, above, except that this Settlement Agreement may be disclosed to the extent required by applicable tax, corporate or securities laws or regulations, as determined in the reasonable judgment of counsel or as otherwise required by judicial order.

          15. Additional Documents. The Parties shall execute any and all further documents necessary to effectuate this Settlement Agreement.

          16.  Governing Law & Venue.  The validity,
interpretation, construction and performance of this Settlement Agreement shall be governed by the laws of the State of Florida. Any proceedings to enforce or construe this Settlement Agreement will be bought in the Circuit Court of the Eleventh Judicial Circuit in and for Dade County, Florida.

          17. Validity. The invalidity or unenforceability of any provision or provisions of this Settlement Agreement shall not affect the validity or enforceability of any other provision of this Settlement Agreement, which shall remain in full force and effect.

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

          18. Notice. Any notice or other communication provided for under this Settlement Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

               LAWRENCE WILKOV
               4510 Fillmore Street
               Hollywood, Florida 33021

               AVATAR HOLDINGS, INC.
               255 Alhambra Circle
               Coral Gables, Florida 33134
               Attention:  Juanita Kerrigan

               ODYSSEY PARTNERS, L.P.
               31 West 52nd Street
               New York, New York 10019
               Attention:  Martin Byman

               EDWIN JACOBSON
               Avatar Holdings Inc.
               255 Alhambra Circle
               Coral Gables, Florida 33134

or to such other address as any PARTY may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          IN WITNESS WHEREOF, each of the PARTIES hereto has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                               29/38

                    /s/ Edwin Jacobson
                    ________________________________________
                    AVATAR HOLDINGS INC.
                    By: Edwin Jacobson
                    Title: President

                    /s/ Jack Nash
                    ________________________________________
                    ODYSSEY PARTNERS, L.P.
                    By: Jack Nash
                    Title: General Partner

                    /s/ Edwin Jacobson
                    ________________________________________
                    EDWIN JACOBSON

                    /s/ Lawrence Wilkov
                    ________________________________________
                    LAWRENCE WILKOV

                              30/38

                        EXHIBIT A
               FORM OF REFUNDING AGREEMENT


                      AVATAR HOLDINGS INC.
                       255 Alhambra Circle
                  Coral Gables, Florida  33134


                        ________ __, 199_


Lawrence Wilkov
4510 Fillmore St.
Hollywood, Florida  33021

Dear Mr. Wilkov:

          Pursuant to the Settlement Agreement dated July 22, 1994, by and between you (WILKOV), Avatar Holdings Inc., a Delaware corporation (AVATAR), Odyssey Partners, L.P. and Edwin Jacobson, AVATAR agreed to provide WILKOV with indemnification relating to his past services to AVATAR and its subsidiaries as an officer and a director as allowed pursuant to the General Corporation Law of Delaware (the "GCL"), to the extent provided in Article Six of AVATAR's Certificate of Incorporation, as amended, and under AVATAR's Director and Officer Liability Insurance Policy. You have advised us that you have been named as a defendant in connection with [insert description of lawsuit] (the "Litigation"). AVATAR hereby agrees to pay in advance the costs, expenses and attorney fees (the "Advanced Legal Expenses") of a defense of WILKOV in the Litigation, provided that AVATAR's obligation to do so shall be subject to the terms and conditions of this Refunding Agreement and conditioned on WILKOV's full performance of his obligations hereunder.

1. Repayment Undertaking. WILKOV undertakes and agrees to repay to AVATAR or its insurer, as the case may be, all Advanced Legal Expenses relating to any such defense promptly following an ultimate determination (after all applicable appeals have been exhausted) that either (i) WILKOV committed fraud or willful misconduct or (ii) WILKOV is not entitled to be indemnified by AVATAR pursuant to the GCL. Such repayment shall be made by WILKOV within ten days after his receipt of an invoice therefor from AVATAR.

2.   Procedures.  In connection with the Litigation, AVATAR and
WILKOV shall abide by the following procedures:

          (a) AVATAR shall have the sole right to select and retain counsel to defend WILKOV. At AVATAR's option, such counsel may also represent AVATAR and/or any other present or former director or officer of AVATAR or its subsidiaries that is

                             31/38
named as a defendant in the Litigation. AVATAR also shall have the sole right to determine whether the legal defenses of WILKOV are in conflict with its own legal defenses or those of any other individual for whom AVATAR is providing indemnification, and in the event of any such conflict as determined by AVATAR, AVATAR shall have the sole right to retain and select separate counsel for WILKOV.

          (b) AVATAR shall have the sole right to control the Litigation and to direct the defense of WILKOV and the sole right to settle the Litigation on behalf of itself, WILKOV and/or any other individual for whom AVATAR is providing indemnification, on such terms and conditions as AVATAR, in its sole discretion, shall determine.

          (c) WILKOV agrees fully to cooperate with AVATAR and its counsel in connection with all aspects of the Litigation (including any appeals thereof). Such cooperation shall include, without limitation, as requested by AVATAR or its counsel, WILKOV's participation in depositions and/or his appearances in court.

3. Miscellaneous. This Refunding Agreement, together with the applicable provisions of the Settlement Agreement, constitutes the entire understanding and agreement between AVATAR and WILKOV covering the Advanced Legal Expenses in connection with the Litigation. This Refunding Agreement may not be amended or terminated except by written instrument signed be each of AVATAR and WILKOV, shall be governed by the laws of the State of Delaware, and shall be binding on AVATAR and its successors and on WILKOV and his heirs, executors and legal representatives.
Any notices or other communications required or permitted to be given under this Refunding Agreement shall be given in the manner provided by the aforementioned Settlement Agreement.

          If you are in agreement with the forgoing, please sign and return one copy of this letter, which will constitute our legally binding agreement with respect to the subject matter of this letter.

                                   Very truly yours,

                                   AVATAR HOLDINGS INC.


                                   By:
                                      Name:
                                      Title:


                            32/38

AGREED to and ACCEPTED this
  ___ day of ________, 199_


- ---------------------------
Lawrence Wilkov


                              33/38

                             EXHIBIT B



                              IN THE CIRCUIT COURT OF THE
                              ELEVENTH JUDICIAL CIRCUIT IN
                              AND FOR DADE COUNTY, FLORIDA

                              GENERAL JURISDICTION DIVISION

- ------------------------------------------------------x
LAWRENCE WILKOV,              :
                              :
              Plaintiff       :
                              :         CASE NO. 94 3779 CA 09
v.                            :
                              :
AVATAR HOLDINGS, INC.,        :
a Delaware corporation;       :
ODYSSEY PARTNERS, L.P.,       :
a Delaware limited            :
partnership; and              :
EDWIN JACOBSON,               :
                              :
               Defendants.    :
- ------------------------------------------------------x



               STIPULATION FOR ORDER OF DISMISSAL


          Plaintiff LAWRENCE WILKOV and Defendants AVATAR

HOLDINGS, INC., ODYSSEY PARTNERS, L.P., and EDWIN JACOBSON,

pursuant to Fla. R. Civ. P. 1.420, hereby stipulate to the

dismissal of this action with prejudice and state as follows:

          1. The parties have reached a settlement of all claims and counterclaims brought in this action and have agreed that this action should be dismissed with prejudice, each party to bear its own fees and costs. While the terms of the

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
settlement are to remain confidential, the parties will show a copy of the settlement agreement to the Court before entry of an order dismissing this action.

          2. The parties further agree that the Court should retain jurisdiction over the action for the purposes of enforcing the terms of the settlement. A proposed Order memorializing the terms of this Stipulation is attached as Exhibit A.

                                   Respectfully submitted, this
                                   ____ day of July 1994,


Hugo L. Black, Jr., Esq. (Fla. Bar No. 006377)      Michael A. Epstein, Esq.
Bonnie J. Losak-Jimenez, Esq. (Fla. Bar No. 366161) Holly J. Gregory, Esq.
KELLY, BLACK, BLACK, BYRNE,                         WEIL, GOTSHAL & MANGES
 & BEASLEY, P.A.                                    767 Fifth Avenue
1400 Alfred I. duPont Building                      New York, NY  10153
169 East Flagler Street                             Telephone:  (212) 310-8000
Miami, FL  33131
                                   - and -

By:  ______________________________
Attorneys for Plaintiff
     Lawrence Wilkov                Michael Nachwalter (Fla. Bar No. 09989)
                                    Deborah A. Sampieri (Fla. Bar No. 588229)
                                    Paul C. Huck, Jr. (Fla. Bar No. 968358)
                                    KENNY NACHWALTER SEYMOUR
                                    ARNOLD CRITCHLOW &
                                    SPECTOR, P.A.
                                    1100 Miami Center
                                    201 South Biscayne Boulevard
                                    Miami, FL  33131-2305
                                    Telephone:  (305) 373-1000

                                    By: ______________________________
                                     Attorneys for Defendants Avatar Holdings,
                                     Inc., Odyssey Partners, L.P., and
                                     Edwin Jacobson




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

                              IN THE CIRCUIT COURT OF THE
                              ELEVENTH JUDICIAL CIRCUIT IN
                              AND FOR DADE COUNTY, FLORIDA

                              GENERAL JURISDICTION DIVISION

- ------------------------------------------------------x
LAWRENCE WILKOV,              :
                              :
               Plaintiff      :
                              :         CASE NO. 94 3779 CA 09
v.                            :
                              :
AVATAR HOLDINGS, INC.,        :
a Delaware corporation;       :
ODYSSEY PARTNERS, L.P.,       :
a Delaware limited            :
partnership; and              :
EDWIN JACOBSON,               :
                              :
               Defendants.    :
- ------------------------------------------------------x


                       ORDER OF DISMISSAL


          THIS CAUSE came before the Court on the parties'

Stipulation of Dismissal.  The parties have reached a settlement of all claims and counterclaims in this action.  The settlement agreement is to remain confidential; however, the parties have shown a copy of the settlement agreement to the Court.  The Court having reviewed the papers, heard the argument of counsel, and being otherwise fully advised of the premises, it is hereby

ORDERED AND ADJUDGED as follows:


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

          This action, including all claims and counterclaims, is DISMISSED WITH PREJUDICE, each party to bear its own fees and costs. It is further ORDERED AND ADJUDGED that:

          The Court shall retain jurisdiction to enforce the terms of the settlement agreement.

          DONE AND ORDERED in chambers, at Miami, Florida, this
____ day of _____________________, 1994.



                                   ____________________________________
                                   CIRCUIT COURT JUDGE



Copies furnished to
all counsel of record.




                                2

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